UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2018

Diplomat Pharmacy, Inc.

(Exact Name of Registrant as Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	001-36677 (Commission File Number)	38-2063100 (IRS Employer Identification No.)

4100 S. Saginaw St.

Flint, Michigan 48507

(Address of Principal Executive Offices)  (Zip Code)

(888) 720-4450

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Atul Kavthekar Severance Benefits Agreement

On July 24, 2018, the Company and Atul Kavthekar entered into a severance benefits agreement (the “Agreement”), effective July 24, 2018 (the “Effective Date”), which provides for certain benefits upon termination of Mr. Kavthekar’s employment under certain circumstances, including a change of control of the Company, as defined therein.  If Mr. Kavhtekar’s employment is terminated by the Company for cause or by Mr. Kavthekar without good reason (in each case as defined in the Agreement), or for any other reason, Mr. Kavthekar will receive earned but unpaid base salary through the termination date and any unpaid annual bonus for any completed fiscal year preceding the date of termination (excluding termination for cause), plus any amounts specifically provided for under the Company’s employee benefit plans or as otherwise expressly required by applicable law (the “Accrued Benefits”).  If Mr. Kavthekar is terminated by the Company other than for cause, or by Mr. Kavthekar for good reason, Mr. Kavthekar will receive a severance payment equal to twelve months of his annual base salary and the Accrued Benefits, as well as reimbursement for certain health insurance coverage (the “COBRA Benefits”).  If, within one year following a change in control (as defined in the Company’s 2014 Omnibus Incentive Plan), Mr. Kavthekar is terminated by the Company other than for cause, or Mr. Kavthekar terminates for good reason, Mr. Kavthekar will receive (i) the COBRA Benefits, (ii) 12 months of his annual base salary and the greater of his target bonus and annual equity incentive compensation for the current year and the average annual bonus annual equity compensation paid to him for the prior three full years (or any shorter period during which the he has been employed by the Company), payable in four equal quarterly installments during the one-year severance period, and (iii) the Accrued Benefits.  In addition, in the case of any termination, Mr. Kavthekar’s rights with respect to any Company equity awards will be governed by the terms and provisions of the applicable plans and award agreements. The Agreement contains customary confidentiality terms, as well as non-solicitation and non-competition provisions effective from the Effective Date until the first anniversary following the termination date. If Mr. Kavthekar violates any of the foregoing, the Company’s payment obligations under the Agreement, including any severance payments, cease.  In addition, Mr. Kavthekar must sign a general form of release of claims against the Company in order to be eligible for severance.

The foregoing summary is qualified in its entirety by reference to the Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01            Financial Statements and Exhibits.

(d)            Exhibits

Exhibit No.	Description

10.1	Severance Benefits Agreement, dated July 24, 2018, by and between the Company and Atul Kavthekar

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diplomat Pharmacy, Inc.

By:	/s/ Brian Griffin
Brian Griffin
Chief Executive Officer

Date: July 27, 2018